                                                                   EXHIBIT 99.01




                       Consolidated Financial Statements

                             Actuate Holding B.V.

                    Years ended December 31, 1998 and 1997
                      with Report of Independent Auditors

                             Actuate Holding B.V.

                       Consolidated Financial Statements

                    Years ended December 31, 1998 and 1997


                                   Contents

Report of Independent Auditors............................................   1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...............................................   2
Consolidated Statements of Operations.....................................   3
Consolidated Statements of Stockholders' Equity (Net Capital Deficiency)..   4
Consolidated Statements of Cash Flows.....................................   5
Notes to Consolidated Financial Statements................................   6

                        Report of Independent Auditors

To the Shareholders
Actuate Holding B.V.

We have audited the accompanying consolidated balance sheets of Actuate Holding B.V. and subsidiaries as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity (net capital deficiency), and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Actuate Holding B.V. and subsidiaries and the consolidated results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

June 11, 1999, except for note 9, as to which The date is June 18, 1999


                                    Ernst & Young Entrepreneurs
                                    Departement d'E&Y Audit


                                    /s/ Emmanuel Picard

                             Actuate Holding B.V.

                          Consolidated Balance Sheets

                                                                                    December 31,
                                                                             1998                1997
                                                                           ----------------------------
Assets
Current assets:
  Cash and cash equivalents                                                $    277,515     $   165,208
  Accounts receivable less allowance for doubtful accounts of
    $34,584 in 1998 and $0 in 1997                                            1,461,173         344,418
  Prepaid expenses and other current assets                                     109,670         170,234
                                                                           ----------------------------
Total current assets                                                          1,848,358         679,860

Property and equipment, net                                                      74,996         126,107
Other assets                                                                     22,153          18,338
                                                                           ----------------------------
Total assets                                                               $  1,945,507     $   824,305
                                                                           ============================

Liabilities and stockholders' equity (net capital deficiency)
Current liabilities:
  Accounts payable                                                         $    345,367     $   157,984
  Accrued compensation                                                          208,577
  Accrued social taxes                                                          137,458          29,874
  Accrued fees                                                                  193,217         125,587
  Accrued royalties                                                             950,378         176,848
  Customer payables                                                             178,885               -
  Other accrued liabilities                                                     281,940         170,781
  Deferred revenue                                                              212,274          43,010
  Short-term debt                                                               832,727          37,796
                                                                           ----------------------------
Total current liabilities                                                     3,340,823         741,880

Stockholder loans                                                             3,547,322       2,405,850
Interest payable to stockholders                                                397,205         146,411

Commitments and contingencies

Stockholders' equity (net capital deficiency):
  Common stock, NLG 1 par value: 200,000 shares authorized at
    December 31, 1998 and 1997, 40,000 shares issued and outstanding
    at December 31, 1998 and 1997                                                19,808          19,808
Accumulated other comprehensive income (loss)                                   (77,275)          5,008
Accumulated deficit                                                          (5,282,376)     (2,494,652)
                                                                           ----------------------------
Total stockholders' equity (net capital deficiency)                          (5,339,843)     (2,469,836)
                                                                           ----------------------------
Total liabilities and stockholders' equity (net capital deficiency)        $  1,945,507     $   824,305
                                                                           ============================

                            See accompanying notes

                             Actuate Holding B.V.

                     Consolidated Statements of Operations


                                               Years ended December 31,
                                              1998                 1997
                                              -------------------------
Revenues:
 License fees                              $  1,695,306        $    559,924
 Services                                       735,711              65,540
                                           --------------------------------
Total revenues                                2,431,017             625,464
                                           --------------------------------
 Operating expenses:
 Cost of license fees                            12,994              14,540
 Royalty expense                                861,100             239,260
 Cost of services                               176,467               4,969
 Fee expense                                    775,933             617,260
 Sales and marketing                          2,488,096           1,102,549
 General and administrative                     627,385             458,218
                                           --------------------------------
Total operating expenses                      4,941,975           2,436,796
                                           --------------------------------

Loss from operations                         (2,510,958)         (1,811,332)

Interest and other expense                     (296,469)            (71,209)
Interest and other income                        19,703             133,163
                                           --------------------------------
Income before income taxes                   (2,787,724)         (1,749,378)
Income tax expense                                    -                   -
Net loss                                   $ (2,787,724)       $ (1,749,378)
                                           ================================

                            See accompanying notes

                             Actuate Holding B.V.

    Consolidated Statement of Stockholders' Equity (Net Capital Deficiency)



                                                                                 Accumulated Other                      Total
                                                             Common Stock      Comprehensive Equity                   Stockholders'
                                                  --------------------------------------------------   Accumulated    (Net Capital
                                                     Shares              Amount     Income (Loss)        Deficit       Deficiency)
                                                  --------------------------------------------------   -----------    -------------

Balance at December 31, 1996                         40,000             $19,808      $(16,501)         $  (745,274)   $  (741,967)
Translation adjustment                                    -                   -        21,509                    -         21,509
Net loss                                                  -                   -             -           (1,749,378)    (1,749,378)

Comprehensive loss                                                                                                     (1,727,869)
                                                  ---------------------------------------------------------------------------------
Balance at December 31, 1997                         40,000              19,808         5,008           (2,494,652)    (2,469,836)
Translation adjustment                                    -                   -       (82,283)                   -        (82,283)
Net loss                                                  -                   -             -           (2,787,724)    (2,787,724)

Comprehensive loss                                                                                                     (2,870,007)
                                                  -------------------------------------------------------------------------------
Balance at December 31, 1998                         40,000             $19,808      $(77,275)         $(5,282,376)   $(5,339,843)
                                                  ===============================================================================

                             See accompanying notes

                              Actuate Holding B.V.

                     Consolidated Statements of Cash Flows

                                                                                Years ended December 31,
                                                                                1998                1997
                                                                           --------------------------------
Operating activities
Net loss                                                                   $(2,787,724)         $(1,749,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation                                                                    49,527               24,673
Loss on disposal of fixed assets                                                10,676                    -
Changes in operating assets and liabilities:
Accounts receivable                                                         (1,116,755)            (254,014)
Prepaid expenses and other assets                                               56,749               97,045
Accounts payable                                                               187,383                7,745
Accrued compensation                                                           208,577                    -
Accrued royalties                                                              773,530              152,530
Accrued interest payable                                                       250,794              114,365
Short term debt                                                                794,931               37,796
Accrued expenses and other liabilities                                         634,522              325,249
                                                                           --------------------------------
Net cash used in operating activities                                         (937,790)          (1,243,989)
                                                                           --------------------------------
Investing activities
Purchase of equipment                                                          (50,579)            (128,751)
Proceeds from sale of equipment                                                 41,487                    -
                                                                           --------------------------------
Net cash used in investing activities                                           (9,092)            (128,751)
                                                                           --------------------------------

Financing activities
Proceeds from shareholder loans                                              1,141,472            1,237,390
                                                                           --------------------------------
Net cash provided by financing activities                                    1,141,472            1,237,390
                                                                           --------------------------------

Net increase (decrease) in cash                                                194,590             (135,350)
Translation adjustment                                                         (82,283)              21,509
Cash and cash equivalents at beginning of period                               165,208              279,049
                                                                           --------------------------------
Cash and cash equivalents at end of period                                     277,515          $   165,208
                                                                           ================================

Supplemental disclosure of cash flow information
Cash paid during the year for interest                                     $    13,430          $     1,280
                                                                           ================================

                             See accompanying notes

                             Actuate Holding B.V.

                  Notes to Consolidated Financial Statements

                               December 31, 1998



1.   Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Actuate Holding B.V. ("Actuate B.V.") and its wholly owned subsidiaries, Actuate France S.A. ("Actuate France"), Actuate Software UK Limited ("Actuate UK"), and Actuate Software GmbH ("Actuate GmbH") (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Business

Actuate B.V. is the exclusive distributor (other than with respect to value-added resellers who have been or will be granted worldwide distribution rights) of enterprise reporting solutions that enable organizations to systematically extract, publish, and disseminate information across distributed computing environments. Actuate B.V. was organized under the laws of the Netherlands in March 1996 as a holding company of the outstanding shares of three operating companies. The operating companies are located in France (formed in June 1996), the United Kingdom (formed in October 1996), and Germany (formed in November
1997). The operating companies were formed for the purpose of marketing, selling and supporting software products pursuant to a licensing agreement. The products are developed by Actuate Software Corporation (the "Supplier" or "Actuate") in the United States, and are designed to allow companies to rapidly design, generate and distribute reports throughout the enterprise, thereby increasing access to and the value of corporate data. The products can be adopted in a wide variety of industries, including financial services, telecommunications, technology, health care and others, and are marketed throughout Belgium, France, Germany, Switzerland, and the United Kingdom. The stockholders of Actuate B.V. consist of certain venture capital funds and individuals. These investors provided capital to Actuate B.V. in the form of loans, which Actuate B.V. used to fund the operations of the operating companies.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              Actuate Holding B.V.

1.   Summary of Significant Accounting Policies (continued)

Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are held by major financial institutions.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company sells to a diverse customer base throughout Europe. Credit is extended based upon an evaluation of each customer's financial condition, with terms consistent with those present throughout the industry. The Company does not require collateral on sales with credit terms.

Sales to two customers accounted for approximately 25% of total consolidated sales for the year ended December 31, 1998 and 1997, respectively. Trade accounts receivable from three customers accounted for 48% and 53% of total consolidated accounts receivable as of December 31, 1998 and 1997, respectively.

Fair Values of Financial Instruments

Fair values of cash and cash equivalents approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms of maturity, approximate the carrying amounts in the consolidated financial statements.

Foreign Currency Translation

Assets and liabilities of the Company, denominated in local functional currencies, are generally translated to U.S. dollars at the exchange rate in effect at the balance sheet date. Related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a foreign currency component in stockholders' equity. Currency transaction gains or losses are recognized in interest and other expense and have not been significant to the Company's operating results in any period.

                             Actuate Holding B.V.

1. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. The provision for depreciation is computed on the straight-line method over the estimated useful lives of the respective assets, which range from two to six years. Assets held under capital leases are amortized over the shorter of the asset life or the remaining lease term. The related amortization expense is included in depreciation expense.

Impairment of Long-Lived Assets

The carrying values of long-lived assets are reviewed periodically and if future cash flows are believed insufficient to recover the remaining carrying value of the related assets, the carrying value is written down to its estimated fair value in the period the impairment is identified.

Revenue Recognition

Revenue from license fees from sales of software products directly to end-user customer is recognized as revenue after execution of a license agreement or receipt of a definitive purchase order, and shipment of the product, if no significant vendor obligations remain, there are no uncertainties surrounding product acceptance, the license fees are fixed and determinable, and collection of the license fee is considered probable. The Company's products do not require significant customization. The majority of end user license revenues are derived from end user customer orders for specific individual products. These types of transactions are recognized as revenue upon shipment of product.

License arrangements with enterprise application vendors, resellers, and distributors generally take the form of either (a) fixed price arrangements, in which the contracting entity has the right to the unlimited usage, unspecified future products, and sublicensing of the licensed software for a specified term and pursuant to which license fee revenue is deferred and recognized on a straight-line basis over the term of the license agreement or (b) arrangements pursuant to which a royalty is paid to the Company, which the Company recognizes as revenue, based on the enterprise application vendor's sell-through.

                             Actuate Holding B.V.

1. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). Effective January 1, 1998, the Company adopted SOP 97-2. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, postcontract customer support, installation, and training to be allocated to each element based on the relative fair values of the elements. If evidence of the fair value for all elements of the arrangement does not exist, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. There was no material change to the Company's accounting for revenues as a result of the adoption of SOP 97-2, as amended by Statement of Position 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2" ("SOP 98-4"). In December 1998, AICPA issued Statement of Position 98-9, "Modification of SOP 97-2 With Respect to Certain Transactions," which amends SOP 98-4, to extend the deferral of application of certain passages of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company has not yet determined the effect of the final adoption of SOP 98-9 on its future revenues and results of operations.

Impact of Recently Issued Accounting Standards

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), effective January 1, 1998. Other comprehensive income includes only the cumulative translation adjustment as is shown in the consolidated statement of stockholder's equity (net capital deficiency).

Also effective January 1, 1998, Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("SFAS 131"), which requires the Company to report financial and descriptive information about its reportable operating segments. There was no impact on the financial statements of the Company due to the adoption of SFAS 131.

                             Actuate Holding B.V.

1. Summary of Significant Accounting Policies (continued)

Impact of Recently Issued Accounting Standards (continued)

Also effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). This statement supersedes the disclosure requirements in Statements of Financial Accounting Standards 87, "Employers' Accounting for Pensions," 88, "Accounting for Settlements and Curtailments of Defined Benefit Pension Plans for Termination Benefits," and 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." The objective of SFAS 132 is to improve and standardize disclosures regarding pensions and postretirement benefits. There was no impact on the financial statements of the Company due to the adoption of SFAS 132.

In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. The Company believes that there will be no impact due to the adoption of SFAS 133.

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-1 requires capitalization of qualified computer software costs with amortization recognized over their estimated useful lives. The Company believes that there will be no impact due to the adoption of SOP 98-1.

In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires costs of start-up activities, as defined in the Statement, to be expensed as incurred. The Company believes that there will be no impact due to the adoption of SOP 98-5.

                             Actuate Holding B.V.

2. Property and Equipment

The following is a summary of property and equipment, which is recorded at cost:

                                                        December 31,
                                                  1998               1997
                                                ----------------------------
               Office equipment                 $109,635            $ 67,106
               Motor vehicles                     25,481              79,857
               Leasehold improvements              8,535               7,948
                                                ----------------------------
                                                 143,651             154,911
               Accumulated depreciation           68,655              28,804
                                                ----------------------------
                                                $ 74,996            $126,107
                                                ============================

Included in motor vehicles as of December 31, 1997 is vehicles under capital lease arrangements. The cost and accumulated depreciation of such assets under capital leases was approximately $54,500 and $3,500, respectively. During 1998, these assets were sold by the Company and the lease agreements were canceled.

3. Stockholder Loans

The stockholder loans bear interest at a rate of 7% per annum, payable in arrears on December 31 of each year. Interest due but not paid shall be added to the loan amount and shall bear interest. The loans are granted for a period of one year and are automatically renewed for a subsequent period of one year, unless six-months notice is given by either party.

It is management's intent to renew loans for an uninterrupted period extending beyond one year from the balance sheet date.

4. Short-Term Debt

The Company has entered into a sales financing agreement with Euro Sales Finance ("Euro Sales"), whereby Euro Sales purchases a portion of the Company's accounts receivable and collects all sums due directly from the third party. The agreement also states that the Company will repurchase any receivables deemed to be uncollectable by Euro Sales. Accounts receivable financed under this agreement are included in the accompanying balance sheets in accounts receivable and the corresponding payable is included in short-term debt.

                             Actuate Holding B.V.

5. Income Taxes

As of December 31, 1998, the Company had federal net operating loss carryforwards of approximately $5,280,000. These carryforwards will expire beginning in 2002, if not utilized.

Deferred income taxes are computed using the liability method and reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                         December 31,
                                                     1998          1997
                                                 --------------------------
          Net operating loss carryforwards       $ 2,112,000      $ 998,000
          Other, net                                  14,000              -
                                                 --------------------------
          Total deferred tax assets                2,126,000        998,000
          Valuation allowance                     (2,126,000)      (998,000)
                                                 --------------------------
                                                 $         -      $       -
                                                 ==========================

6. Related Party Transactions

The Company has entered into a service agreement with an entity controlled by a manager of the Company. Under this agreement, the Company is required to pay an annual aggregate amount of approximately $762,000 in exchange for services such as assistance in contract negotiation, temporary administrative assistance, assistance with the negotiation of license agreements, etc. The contract is renegotiated annually and may be terminated by either party.

The Company has entered into a Software License Agreement with Actuate Software Corporation, their supplier. The Company shall pay Actuate Software Corporation a royalty equal to 50% (royalty rate) of the invoice price of software invoiced by the Company and of the associated update portion and of maintenance revenues (25% royalty rate) exclusive of VAT and other taxes.

The Company also has an agreement with the Supplier which could result in the Supplier acquiring the Company. Also under the terms of the agreement, the supplier has the right to increase the royalty it receives for Actuate product sales by the Company to 100%.

                             Actuate Holding B.V.

7. Commitments and Contingencies

The Company leases its facilities and various office equipment under short-term operating leases. Rent expense was approximately $172,000 and $65,000 , for the years ended December 31, 1998 and 1997, respectively.

8. Impact of Year 2000 (Unaudited)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company is currently taking steps to address Year 2000 issues in three areas: (i) the Company's products, (ii) the Company's internal systems (including information technology systems such as financial systems and noninformation technology systems such as the phone system, and (iii) third-party vendors with whom the Company has a business relationship.

The Company is currently testing and validating the Year 2000 readiness of its products and will continue testing of its products during 1999.

                             Actuate Holding B.V.

8. Impact of Year 2000 (Unaudited) (continued)

The Company has determined that it will be required to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. The Company also has initiated formal communications with its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third-parties' failure to remediate their own Year 2000 Issues. The Company presently believes that with modifications to existing software and conversions to new software, the cost of which is not expected to be material to the Company's results of operation or financial position, the Year 2000 issue will not pose significant operational problems for its computer systems. The Company will use both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. The Company anticipates completing the Year 2000 project prior to any anticipated impact on its operating systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material adverse effect on the operations of the Company. Likewise, there can be no assurance that the systems of other companies on which the Company's systems rely will be timely converted and would not have a material adverse effect on the Company's systems.

9. Subsequent Event

On June 11, 1999, Actuate Software Corporation announced that it had signed a definitive agreement to acquire Actuate B.V. The acquisition was completed on June 18, 1999, at which time Actuate Software Corporation acquired all the outstanding stock of Actuate B.V. for $6,000,000 in cash.